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                                                                  EXHIBIT 23.02


                       [ARTHUR ANDERSEN LLP LETTERHEAD]



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in the following Registration Statements on Form S-3 of Salomon Smith Barney Holdings Inc.:

            - Nos. 33-40600, 33-41932, 33-48199, 33-49136, 33-57922,
              33-51269, 33-54929, 33-56481, 333-01807, 333-02897,
              333-11881, 333-38931, and 333-45529

of our report dated March 13, 1997, relating to the consolidated statement of financial condition of Salomon Inc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, which report is incorporated by reference or included in the annual report on Form 10-K of Salomon Smith Barney Holdings Inc. for the year ended December 31, 1997.



/s/ ARTHUR ANDERSEN LLP


New York, New York
March 23, 1998